EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES OXLEY ACT OF 2002

In connection with the Quarterly Report of Atrinsic, Inc. (the “Company”) on Form 10-Q for the periods ended March 31, 2017 and 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Garo H. Armen Executive Chairman, and Alexander K. Arrow, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

May 15, 2017	By:	/s/ Garo H. Armen
Garo H. Armen, PhD
Executive Chairman
(Principal Executive Officer)

May 15, 2017	By:	/s/ Alexander K. Arrow
Alexander K. Arrow, MD, CFA
Chief Financial Officer
(Principal Financial Officer)